EXHIBIT F-1


October 31, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

           Reference is made to the Application-Declaration on Form U-1 filed by Entergy London Investments plc (formerly named Entergy Power UK plc) ("EPUK") with the Securities and Exchange Commission ("Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"), relating to, among other things, (a) the issuance and sale by a newly-organized special purpose subsidiary of EPUK (the "Issuing Entity") of one or more series of preferred securities ("Entity Interests") in an aggregate principal amount not to exceed US $500 million (or the pound sterling equivalent), (b) the issuance and sale by EPUK to such special purpose subsidiary of one or more series of EPUK's junior subordinated debentures or capital interests ("Subordinated Securities") having distribution rates, payment dates, redemption, maturity and other terms substantially identical to those of the Entity Interests, and (c) a possible guaranty by EPUK of the payment of distributions on the Entity Interests and amounts due upon liquidation of the Issuing Entity or redemption of the Entity Interests, all as more fully described in said Application-Declaration.

          I have acted as counsel for EPUK an advise as follows:

          Upon the advice of legal counsel in the United Kingdom, EPUK is a public limited company duly organized and validly existing under the laws of England and Wales.

          All   action   necessary   to   make   valid   the
participation by EPUK in the proposed transactions described in the above-referenced Application-Declaration will have been taken when:

          (a) the Application-Declaration shall have been granted and permitted to become effective in accordance with the applicable provisions of the Act;

          (b) appropriate final action shall have been taken by the Directors of EPUK with respect to the proposed transactions;

          (c) the Subordinated Securities Agreement (as defined in the Application-Declaration) and each of the other agreements referred to in the Application-Declaration relating to said proposed transactions shall have been duly executed and delivered by each of the proposed parties thereto; and

          (d) the Subordinated Securities shall have been appropriately issued and delivered for the consideration contemplated.

          When the foregoing steps shall have been taken, and in the event said proposed transactions are consummated in accordance with the Application-Declaration and the related order or orders of the Commission:

          (a) all laws which relate or are applicable to the participation by EPUK in the proposed transactions described above (other than so-called "blue-sky" laws or similar laws, upon which I do not pass herein) will have been complied with;

          (b) the Subordinated Securities will be valid and binding obligations of EPUK in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights; and

          (c) EPUK will legally acquire all of the general partnership interests of the Issuing Entity
               (if the Issuing Entity is a partnership) or all of the voting interests of the Issuing
               Entity (if the Issuing Entity is a business trust); and

          (d) the consummation of the proposed transactions by EPUK will not violate the legal rights of the holders of any securities issued by EPUK or any associate company thereof.

          I am a member of the Louisiana, Texas and Virginia Bars and do not hold myself out as an expert on the laws of any other jurisdiction, although I have made a study of the laws of other jurisdictions insofar as they are involved in the conclusions stated herein.

           I hereby consent to the use of this opinion as an exhibit to the Application-Declaration.

                                   Very truly yours,


                                   /s/Laurence M. Hamric
                                   Laurence M. Hamric